Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Cheviot Financial Corp.

We consent to the use of our report dated March 11, 2016, with respect to the consolidated statements of financial condition of Cheviot Financial Corp. as of December 31, 2015 and 2014, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, incorporated herein by reference and to the reference to our firm under the heading “Independent Registered Public Accounting Firms and Experts” in the proxy statement/prospectus.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

March 24, 2016

one east fourth street, suite 1200

cincinnati, ohio 45202

www.cshco.com

p. 513.241.3111

f. 513.241.1212

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